UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

June 28, 2012

____________________________

PHOTOTRON HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

0-50385 (Commission File Number)		84-1588927 (IRS Employer Identification No.)
717 E. Gardena Blvd. Gardena, California 90248 (Address of Principal Executive Offices and zip code)

(818) 992-0200

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Election of Chief Financial Officer

Effective June 28, 2012, Sterling C. Scott resigned as our Chief Financial Officer. Mr. Scott continues to serve as our Chief Executive Officer, President and Secretary. Effective June 28, 2012, Justin Manns was elected to serve as our Chief Financial Officer.

Election of Directors

On March 21, 2012, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SGT Merger Corporation, a Nevada corporation and our wholly-owned subsidiary, SG Technologies Corp, a Nevada corporation (“SGT”), Sterling C. Scott (the “SGT Representative”), and W-Net Fund I, L.P., a Delaware limited partnership and current holder of our common stock (the “Investor Representative”). The closing (the “Closing”) of the transactions contemplated by the Merger Agreement occurred on April 5, 2012. In connection with the Closing, on April 5, 2012, we entered into a voting agreement (the “Voting Agreement”) with SGT’s former stockholders, the Investor Representative and Europa International Inc., a Delaware corporation and current holder of our common stock, pursuant to which, among other things, such stockholders agreed to vote the shares of our capital stock held by such stockholders to elect to our Board of Directors (the “Board”) three persons designated by the SGT Representative (the “SGT Directors”), which persons were initially Sterling C. Scott, with two seats remaining vacant. After the Closing, the two remaining SGT Directors would be appointed to the Board (the “Remaining SGT Directors”) upon the filing and distribution to our stockholders of a Schedule 14(f)-1 information statement (the “Schedule 14f-1”), and the completion of the requisite waiting period following such filing and distribution. The SGT Representative designated Justin Manns and Robert T. Kurilko as the Remaining SGT Directors. On June 19, 2012, we disseminated the Schedule 14f-1 notifying our stockholders that these directors would be appointed ten days after the distribution of the Schedule 14f-1. Therefore, on June 29, 2012, Messrs. Manns and Kurilko were appointed to the Board.

Mr. Manns (age 37) serves as the Chief Operating Officer and Chief Financial Officer of SG Technologies Corp. SG Technologies Corp is the leading North American manufacturer of hi-powered LED (Light Emitting Diode) grow light products for indoor horticulture, sold under the brand name “Stealth Grow LED”. Mr. Manns has an array of experience in public accounting, business management, and biological and health sciences. He has worked as a marine biologist, collecting, recording and analyzing data for the National Marine Fishery Service. He has served as an auditor for Ernst and Young in McLean, Virginia and the Reznick Group in Bethesda, Maryland. Mr. Manns received a Bachelor of Science in Accounting and Business Management from the The Robert H. Smith School of Business at the University of Maryland. He received a Bachelor of Science degree in Environmental & Biological Sciences from Antioch College in Yellow Springs, Ohio.

Mr. Kurilko (age 49) is a seasoned executive with over 25 years of experience. A multi-industry veteran, Mr. Kurilko has held senior leadership roles, including Chief Executive Officer, in Automotive, Biotech, Healthcare, and Internet-based companies including Nissan Motor Company Ltd., Edmunds.com, and Aspen Marketing Services. His career tenure includes overseas assignments where he worked directly with foreign subsidiaries in 9 countries. Mr. Kurilko currently serves as the Chief Operating Officer and a director of In The Car, LLC, a privately held intellectual property company that creates and implements innovative business concepts independently, in partnership, or through joint ventures. From 2011 to 2012, Mr. Kurilko served as the Chief Executive Officer of PriceDoc.com, a privately held company that caters to the specific needs of those without insurance, those with high deductible insurance, or otherwise those who purchase medical, dental, vision, cosmetic or any other types of health services. From 2009 to 2010, Mr. Kurilko severed as the Chief Executive Officer of HealthBanks Biotech USA, Inc., a privately held company doing business as PacifiCord and leader in pharmaceuticals, stem cell therapy and research for more than 20 years. Mr. Kurilko earned a Bachelor of Science in Mechanical Engineering from the University of Pittsburgh and a Master of Business Administration from Edinburgh Business School located in the United Kingdom.

Messrs. Manns and Kurilko do not have any family relationships with any of our other directors or executive officers. Messrs. Manns and Kurilko do not have a direct or indirect material interest in any transaction with our Company involving an amount exceeding $120,000, and no such transaction is currently proposed.

In our Current Report on Form 8-K dated March 22, 2012, we reported the execution of the Merger Agreement and included a copy of the Merger Agreement therein as Exhibit 2.1. In our Current Report on Form 8-K dated April 9, 2012, we reported the execution of the Voting Agreement and included a copy of the Voting Agreement therein as Exhibit 10.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phototron Holdings, Inc.

Date: July 5, 2012

By: /s/ Sterling C. Scott

Sterling C. Scott

Chief Executive Officer